POOL CORPORATION ANNOUNCES INVESTOR DAY
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COVINGTON, LA (September 13, 2019) Pool Corporation (NASDAQ:POOL) announced today that it will host an Investor Day on Thursday, September 19, 2019, at the Westin New York at Times Square in New York, NY. Investor Day attendance is by invitation only. Presentations are slated to begin at 10:00 a.m. Eastern Time and continue through 12:00 p.m. Eastern Time. An audio webcast of the Investor Day will be available on the Company's investor relations page at http://ir.poolcorp.com. Presentation slides will be available on the website immediately following the event.

Pool Corporation is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates approximately 370 sales centers in North America, Europe, South America and Australia through which it distributes more than 180,000 national brand and private label products to roughly 120,000 wholesale customers. For more information about POOLCORP, please visit www.poolcorp.com.

This news release may include “forward-looking” statements that involve risk and uncertainties. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including the sensitivity of the swimming pool supply business to weather conditions and other risks detailed in POOLCORP’s 2018 Form 10-K filed with the Securities and Exchange Commission.

CONTACT:

Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com